Exhibit 10.1
Description of 2009 LandAmerica Synergy Incentives
Fidelity National Financial, Inc.
Set forth below is a description of the material terms of two LandAmerica synergy incentive programs approved by the Compensation Committee of the Board of Directors (the “Committee”) of Fidelity National Financial, Inc. (the “Company”) in 2009. The purpose of the synergy incentives was to incentivize employees to help the Company achieve pre-established synergy cost savings goals related to the LandAmerica business acquired by the Company in December of 2008.
First LandAmerica Synergy Incentives (the “First Synergy Incentives”)
•	The First Synergy Incentives were approved by the Committee on January 20, 2009, under the Company’s Annual Incentive Plan.
•	Thirty-seven employees of the Company were selected to participate. The Company’s 2009 named executive officers (as defined under Item 402(a)(3) of Regulation S-K) (the “Named Executive Officers”) were among the employees selected.
•	The incentives were earned if between $120 million and $200 million of synergy cost savings were achieved during calendar year 2009. Synergy cost savings were measured quarterly. The total size of the incentive pool was $20.4 million.
•	For purposes of the incentives, “synergy cost savings” was defined as the annualized expense savings resulting from:
•	staff reductions

•	the cancellation of a LandAmerica lease obligation

•	the cancellation or restructuring of a LandAmerica acquired obligation or contract that results in an expense savings as compared with LandAmerica’s expenses immediately prior to the closing of the acquisition and

•	the cancellation of services being provided under the transition services agreement entered into in connection with the acquisition.
•	To the extent a terminated employee or a canceled lease, contract or transition service was replaced by the Company, the synergy cost savings were offset.

•	Participants had to be employed by the Company on the date that the incentive was paid. To the extent earned, payments would be made following the quarter in which the goal was achieved.
•	Upon a change in control of the Company, the incentives would have been terminated and the synergy cost savings would have been calculated at the change in control date.
•	Set forth below is a table showing, for each of the Company’s 2009 Named Executive Officers, the threshold and maximum incentive opportunities under the First Synergy Incentives:

	Threshold	Maximum
	Opportunity	Opportunity
Name	($)	($)
William P. Foley	1,500,000	3,000,000
Alan L. Stinson	600,000	1,200,000
Raymond R. Quirk	1,350,000	2,700,000
Anthony J. Park	375,000	750,000
Brent B. Bickett	300,000	600,000
•	The following formula was used to determine the amounts earned:
•	if the synergy cost savings equaled $120 million, 50% of the maximum amount would be earned

•	if the synergy cost savings equaled $160 million, 75% of the maximum amount would be earned

•	if the synergy cost savings equaled $200 million, 100% of the maximum amount would be earned and

•	if the synergy cost savings fell between the amounts listed above, the amount earned would be pro-rated.
•	The Committee determined that the maximum goal was achieved in the first quarter in 2009. As a result, the maximum incentive opportunities were earned.
Second LandAmerica Synergy Incentives (the “Second Synergy Incentives”)
•	The Second Synergy Incentives were approved by the Committee on April 15, 2009, under the Annual Incentive Plan.
•	Forty-three employees of the Company were selected to participate. The Company’s 2009 Named Executive Officers were among the employees selected.

•	The incentives were earned if between $16 million and $20 million of synergy cost savings were achieved during the second, third and fourth quarters of calendar year 2009. The total size of the incentive pool was $3.57 million.
•	Synergy cost savings were defined in the same manner as they were defined for purposes of the First Synergy Incentives (described above).
•	To the extent a terminated employee or a canceled lease, contract or transition service was replaced by the Company, the synergy cost savings were offset.
•	Participants had to be employed by the Company on the date that the incentive was paid. To the extent earned, payments would be made following the quarter in which the goal was achieved.
•	Upon a change in control of the Company, the incentives would have been terminated and the synergy cost savings would have been calculated at the change in control date.
•	Set forth below is a table showing, for each of the Company’s 2009 Named Executive Officers, the threshold and maximum incentive opportunities under the Second Synergy Incentives:

	Threshold	Maximum
	Opportunity	Opportunity
Name	($)	($)
William P. Foley	262,500	525,000
Alan L. Stinson	105,000	210,000
Raymond R. Quirk	236,250	472,500
Anthony J. Park	65,625	131,250
Brent B. Bickett	52,500	105,000
•	The following formula was used to determine the amounts earned:
•	if the synergy cost savings equaled $16 million, 50% of the maximum amount would be earned

•	if the synergy cost savings equaled $18 million, 75% of the maximum amount would be earned

•	if the synergy cost savings equaled $20 million, 100% of the maximum amount would be earned and

•	if the synergy cost savings fell between the amounts listed above, the amount earned would be pro-rated.

•	The Committee determined that the maximum goal was achieved in the second quarter of 2009. As a result, the maximum incentive opportunities were earned.